                                                                    Exhibit 23.1

                                [E&Y Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan, the BackWeb Technologies Ltd. 1998 U.S. Stock Option Plan and the BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan of our report dated January 29, 2002, with respect to the consolidated financial statements of BackWeb Technologies Ltd., included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                         /s/ KOST, FORER and GABBAY
                                         --------------------------------
                                         KOST, FORER & GABBAY
                                         A member of Ernst & Young Global

Tel Aviv, Israel
November 14, 2002